As filed with the Securities and Exchange Commission on April 29, 2022
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________
FORM S-8
REGISTRATION STATEMENT
under the Securities Act of 1933
___________________
Centennial Resource Development, Inc.
(Exact name of registrant as specified in its charter)
___________________

Delaware	1001 Seventeenth Street, Suite 1800 Denver, Colorado 80202	47-5381253
(State or other jurisdiction of incorporation)	(Address, Including Zip Code, of Registrant's of Principal Executive Offices)	(I.R.S. Employer Identification No.)

CENTENNIAL RESOURCE DEVELOPMENT, INC. 2016 LONG TERM INCENTIVE PLAN
(Full title of plan)

Davis O. O'Connor
1001 Seventeenth Street, Suite 1800
Denver, Colorado 80202
(720) 499-1400
(Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Copies to:

John M. Greer
Latham & Watkins LLP
811 Main Street, Suite 3700
Houston, Texas 77002
(713) 546-5400

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	Accelerated filer	Non-accelerated filer	Smaller reporting company	Emerging growth company
☒	☐	☐	☐	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

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Part I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

This registration statement (the “Registration Statement”) of Centennial Resource Development, Inc. (the “Registrant,” “we,” “us” and “our”) is being filed pursuant to General Instruction E to Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), to register additional shares of the Registrant’s Class A Common Stock, par value $0.0001 per share (“Common Stock”), under the Centennial Resource Development, Inc. 2016 Long Term Incentive Plan, as amended or restated from time to time (the “Plan”). On March 10, 2022, the board of directors of the Registrant approved the Plan, subject to the approval of the Registrant’s stockholders. On April 27, 2022, the Registrant’s stockholders approved the Plan. The Plan constitutes an amendment and restatement of the Centennial Resource Development, Inc. 2016 Long-Term Incentive Plan, as amended and restated effective March 16, 2020 (the “Existing Plan”), and, among other things, increased the number of shares of Common Stock issuable under the Existing Plan by 19,500,000 shares. This Registration Statement on Form S-8 hereby incorporates by reference the contents of the Registrant’s registration statements on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on December 15, 2016 (Registration No. 333-215119), on May 15, 2019 (Registration No. 333-231514) and on May 29, 2020 (Registration No. 333-238798).

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Documents by Reference.

The following documents filed with the Commission by the Registrant are incorporated by reference herein:

a.The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as filed with the Commission on February 24, 2022 (File No. 001-37697);

b.The Registrant’s Current Reports on Form 8-K filed with the Commission on February 23, 2022 and April 28, 2022; and

c.The description of the Registrant’s Common Stock contained in its Registration Statement on Form 8-A filed with the Commission on February 17, 2016, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents, except as to any portion of any Current Report furnished under Items 2.02 or 7.01 of Form 8-K that is not deemed filed under such provisions.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein, or in any subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this registration statement.

Item 8.    Exhibits.

Exhibit No.	Description
3.1
Third Amended and Restated Certificate of Incorporation of Centennial Resource Development, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2019, filed with the Commission on May 6, 2019).

3.2	Second Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the Commission on May 1, 2019).
5.1*	Opinion of Latham & Watkins LLP as to the legality of the securities being registered.
10.1
Second Amended and Restated Centennial Resource Development, Inc. 2016 Long Term Incentive Plan incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on April 28, 2022).

23.1*	Consent of KPMG LLP.
23.2*	Consent of Netherland, Sewell & Associates, Inc.
23.3*	Consent of Latham & Watkins LLP (included in Exhibit 5.1).
24.1*	Power of Attorney (included on the signature page of this Registration Statement).
107*	Filing Fee Table.
___________________
* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on April 29, 2022.

CENTENNIAL RESOURCE DEVELOPMENT, INC.

By:	/s/ GEORGE S. GLYPHIS
George S. Glyphis Executive Vice President and Chief Financial Officer

Date:	April 29, 2022

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints George S. Glyphis and Davis O. O’Connor, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same with all exhibits thereto and all documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on April 29, 2022.

Signature	Title

/s/ SEAN R. SMITH
Sean R. Smith	Chief Executive Officer and Director (Principal Executive Officer)

/s/ GEORGE S. GLYPHIS
George S. Glyphis	Executive Vice President and Chief Financial Officer

/s/ BRENT P. JENSEN
Brent P. Jensen	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)

/s/ STEVEN J. SHAPIRO
Steven J. Shapiro	Chairman and Director

/s/ MAIRE A. BALDWIN
Maire A. Baldwin	Director

/s/ MATTHEW G. HYDE
Matthew G. Hyde	Director

/s/ PIERRE F. LAPEYRE, JR.
Pierre F. Lapeyre, Jr.	Director

/s/ DAVID M. LEUSCHEN
David M. Leuschen	Director

/s/ VIDISHA PRASAD
Vidisha Prasad	Director

/s/ JEFFREY H. TEPPER
Jeffrey H. Tepper	Director

/s/ ROBERT M. TICHIO
Robert M. Tichio	Director

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